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                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of the
     LEADER Mutual Funds:


         We consent to use of our report dated October 22, 2001 for the LEADER Mutual Funds incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information included herein.




KPMG LLP
Columbus, Ohio
October 9, 2002
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the references to our Firm in the LEADER Mutual Funds' Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-78408), under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                                      PricewaterhouseCoopers LLP



Columbus, Ohio
October 9, 2002